Exhibit 10.3
EXECUTION VERSION
AMENDMENT TO THE
LOAN AND SECURITY AGREEMENT
Dated as May 21, 2008
     AMENDMENT TO THE LOAN AND SECURITY AGREEMENT (this “Amendment”) by and between Residential Funding Company, LLC, a Delaware limited liability company, as borrower (“RFC”), GMAC Mortgage, LLC, a Delaware limited liability company, as borrower (“GMACM” and together with RFC, each a “Borrower” and collectively, the “Borrowers”) and GMAC LLC, a Delaware limited liability company, as lender (the “Lender”).
     PRELIMINARY STATEMENTS:
     (1) The Borrowers and the Lender have entered into a Loan and Security Agreement dated as of April 18, 2008 (the “Loan and Security Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Loan and Security Agreement.
     (2) The Borrowers and the Lender have agreed to amend the Loan and Security Agreement as hereinafter set forth.
     SECTION 1. Amendments to the Loan and Security Agreement. The Loan and Security Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:
     Section 8.01(f) is hereby deleted in its entirety.
     SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, the Lender shall have received:
     (a) A copy of this Amendment, duly executed by the parties hereto; and
     (b) A certificate signed by a Responsible Officer of each Borrower stating that:
(i)	The representations and warranties contained in Section 4 hereof are correct on and as of the date of such certificate as though made on and as of such date; and

(ii)	No event has occurred and is continuing that constitutes a Default.
     SECTION 3. Reaffirmation of Security Interest. Each Borrower hereby reaffirms and hereby grants a lien on the Collateral (as such term is defined in the Loan and Security Agreement) in favor of the Lender subject to all of the terms set forth in the Loan and Security Agreement, as amended.

     SECTION 4. Representations and Warranties of the Borrower. Each Borrower represents and warrants as follows:
     (a) It is a limited liability company duly organized or formed, validly existing and in good standing under the laws of Delaware.
     (b) The execution, delivery and performance by it of this Amendment and the Loan and Security Agreement, as amended hereby, and the consummation of the transactions contemplated hereby and thereby will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under its organizational documents, or any material indenture, loan agreement, mortgage, deed of trust, or other material agreement or instrument to which it is a party or by which it is otherwise bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument, other than this Agreement, or violate any Legal Requirement applicable to it of any Governmental Authority having jurisdiction over it or any of its properties if such violation, individually, or in the aggregate, is reasonably likely to have a Material Adverse Effect.
     (c) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with execution, delivery or performance by it of this Amendment or the Loan and Security Agreement, as amended hereby.
     (d) This Amendment has been duly executed and delivered by it. This Amendment and the Loan and Security Agreement, as amended hereby, constitute, its legal, valid and binding obligations enforceable against it in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
     (e) There are no proceedings or investigations pending, or to the best of its knowledge threatened in writing, against it before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of any Facility Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Facility Document, or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.
     SECTION 5. Reference to and Effect on the Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Loan and Security Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Loan and Security Agreement, and each reference in the Note and the other Facility Documents to “the Loan and Security Agreement,” “thereunder,” “thereof” or words of like import referring to the Loan and Security Agreement, shall mean and be a reference to the Loan and Security Agreement, as amended by this Amendment.

     (b) The Loan and Security Agreement, the Guarantee, the Note and the other Facility Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under any of Facility Documents, nor constitute a waiver of any provision of any of the Facility Documents.
     SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.
     SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GMAC LLC a Delaware limited liability company
By:	/s/ David Walker
	Name:	David Walker
	Title:	Group VP and Treasurer

RESIDENTIAL FUNDING COMPANY, LLC a Delaware limited liability company
By	/s/ John M. Peterson
	Name:	John M. Peterson
	Title:	Treasurer

GMAC MORTGAGE, LLC a Delaware limited liability company
By	/s/ William Casey
	Name:	William Casey
	Title:	Treasurer

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